UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2017

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices, Zip Code)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01       Entry into a Material Definitive Agreement

The information set forth in “Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” below is incorporated by reference into this Item 1.01.

Item 3.02       Unregistered Sales of Equity Securities

On April 7, 2017, the disinterested members of the Board of Directors (the “Board”) of CV Sciences, Inc., a Delaware corporation (the “Company”), approved certain compensation arrangements for Joseph Dowling, the Chief Financial Officer of the Company, and Michael Mona III, the Chief Operating Officer of the Company. Such compensation arrangements consist of the issuance of stock options to Messrs. Dowling and Mona III pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act.

The information set forth in Item 5.02 below is incorporated by reference into this Item 3.02.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board previously engaged AON Radford, an independent compensation consultant, to prepare a report regarding the Company’s management compensation arrangements to assess the compensation arrangements of management. Pursuant to the AON Radford Executive Compensation Study delivered to the Board, the Compensation Committee and the Board approved the arrangements set forth herein.

Compensatory Arrangements of Certain Officers

Stock Options. The disinterested members of the Board approved the grant of stock options, in the quantities and upon the terms set forth below, to Joseph Dowling, the Company’s Chief Financial Officer, and Michael Mona III, the Company’s Chief Operating Officer (together, the “Executives”). As set forth in Item 3.02, above, the stock options were granted pursuant to an exemption from registration under the Act, in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the SEC under the Act.

The disinterested members of the Board granted Mr. Dowling 1,000,000 stock options and Mr. Mona III 1,000,000 stock options. The stock options (a) are durational based, conditioned upon the Company’s achievement of certain milestones set forth below (the “Milestones”), (b) have an exercise price equal to the fair market value of the Company’s common stock at the time of grant, or $0.365, and (c) have a term of ten (10) years from the date of grant. The Milestones are as follows:

(i)	25% of the stock options will vest when the Company has final meeting minutes from a pre-investigational new drug application (“IND”) meeting as authorized by the FDA for a drug development program utilizing Cannabidiol (“CBD”) as the active pharmaceutical ingredient;
(ii)	25% of the stock options will vest when the Company is granted an IND; and
(iii)	50% of the stock options will vest when the Company commences its first human dosing under the IND.

Vesting of the stock options shall accelerate upon a sale of the company or change in control, including a “Disposition Event” as defined under the Agreement and Plan of Reorganization dated December 30, 2015, by and among the Company (formerly CannaVest Corp.), CANNAVEST Merger Sub, Inc., CannaVest Acquisition LLC, CanX, Inc. and The Starwood Trust (the “Purchase Agreement”). The Purchase Agreement is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2017

CV SCIENCES, INC.

By: /s/ Michael Mona, Jr.
Michael Mona, Jr.
President and Chief Executive Officer

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